Exhibit 10.1

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (the “Agreement”) is effective as of October 27, 2014 (the “Effective Date”) by and between Brian J. Kozel, CPA (“Kozel”) and Advanced Cannabis Solutions, Inc. (“ACS”), pursuant to which Kozel is being engaged to serve as ACS’ Vice President – Finance/Chief Financial Officer (Principal Financial Officer).

RECITALS

WHEREAS: Kozel is currently providing services to ACS as Vice President – Finance/Chief Financial Officer;

WHEREAS: ACS desires to retain the services of Kozel in his capacities as Vice President – Finance/Chief Financial Officer, and Kozel desires to provide such services to ACS, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Kozel’s Position and Duties; Term.

A.

Kozel is hereby engaged by ACS as an independent contractor to serve as the Chief Financial Officer of ACS, with a title of Vice President – Finance/CFO. Kozel’s services and responsibilities (the “Services”) shall be commensurate with the customary services and responsibilities of a chief financial officer for a publicly listed company engaged in providing financial services similar to the business operations of ACS and its subsidiaries. Without derogating from the foregoing, Kozel will work at the request of ACS as and when requested by ACS.

B.

Subject to the immediately following sentence, the term of this Agreement (the “Term”) shall commence on the Effective Date and continue for six (6) months thereafter, subject to the automatic renewal of the Term for an additional one year period, unless written notice of non-renewal is issued by either party, at least thirty (30) days prior to the six (6) month anniversary of the Effective Date. Notwithstanding the foregoing, Kozel shall serve at the pleasure of the Board of Directors of ACS (the “Board”) and the Governance, Compensation and Nominating Committee (the “Committee”), and Kozel’s engagement hereunder shall be terminable at any time following approval of such termination by the Board and/or the Committee.

2. Independent Contractor Relationship.

A.

The relationship between ACS and Kozel shall be that of independent contracting parties and shall not be deemed to be any other relationship, including, without limitation, that of principal and agent. Nothing herein shall be construed to create the relationship of employer and employee between ACS and Kozel. Kozel shall exercise his own independent judgment as to the method and manner of performance of the Services hereunder. ACS does not seek, and shall not expect, any control over Kozel’s performance of the Services; provided, however, Kozel shall conform to such policies and procedures established by ACS and to such customary standards which are necessary to satisfy applicable statutes, rules or regulations governing the provision of such Services.  ACS shall not be obligated to provide any employee-related benefit to Kozel, including, but not limited to, Workers Compensation insurance, unemployment insurance, disability insurance, health or accident insurance, nor will ACS make any contributions for Social Security, or withholding taxes on behalf of Kozel.  Kozel acknowledges that ACS will not provide any benefits or participation in any benefit plan applicable to an employer-employee relationship.  Kozel shall be solely responsible for the payment of all applicable governmental taxes, including federal, state and local taxes, and Social Security contributions.

B.

Kozel is free to devote whatever time he chooses to any other business in which he may choose to engage, provided he complies with all applicable regulatory rules. Kozel may determine his own hours of work and may perform the Services in any manner or sequence he determines, subject, however, to such restrictions as may exist in order to comply with the policies of ACS or to satisfy the requirements or standards of the statutes, rules or regulations governing the Services.

C.

Kozel has not received any training from ACS, and ACS will not provide any training to Kozel.

D.

Kozel shall not have the authority to hire, direct and pay other persons in connection with the Services without the prior written consent of ACS.  Any person so employed by Kozel shall be the employee of Kozel and shall not be the employee or agent of ACS.

3. Compliance With Statutes, Rules And Regulations.

As part of the proper performance of the Services, at all times during the Term, Kozel shall comply with all applicable statutes, regulations, rules and written statements of policy promulgated and administered by the Securities and Exchange Commission and any state or municipal governmental or regulatory agency; and the rules of any national securities exchange or association in which ACS is or may become a member.

4. Compensation.

A.

Kozel shall be paid at the rate of $130 per hour for each hour worked by Kozel in connection with the Services, limited to a maximum of $800 per day, unless any additional hourly charges for a particular day have been approved in advance by ACS. Kozel shall perform the Services at such times and as requested by ACS.  If Kozel or ACS become aware of an event or circumstances that could reasonably be expected to cause a material change in such estimate, such party must immediately notify the other party of such event or circumstances.

B.

In addition to the hourly compensation referred to in Section 4(A) above, ACS will reimburse Kozel for reasonable out-of-pocket expenses incurred by Kozel in connection with the performance of the Services, including: (i) mileage at the rate of fifty (50) cents per mile for any driving that may be required in connection with Kozel’s performance of the Services; (ii) tolls; (iii) supplies; and (iv) other reasonable expenses incurred by Kozel in connection with the performance of the Services.

C.

Kozel will submit a detailed bill to ACS for all time worked and expenses incurred during each two (2) week period, together with receipts or documentation of expenses, during the Term, and ACS will pay each such proper bill within five (5) business days of its receipt.

5. Indemnification.    Kozel shall be entitled to the same indemnification rights from ACS under the bylaws of ACS as are applicable to all other officers of ACS.

6. Confidentiality.   Each of the parties to this Agreement agrees to maintain in strict confidence the terms of this Agreement. Kozel acknowledges and agrees that during the Term, he will have access to “Confidential Information” concerning ACS, its affiliates, and their clients and employees, and that such Confidential Information constitutes a valuable and unique asset of ACS.  For purposes of this Agreement, Confidential Information includes, but is not limited to, proprietary information pertaining to ACS, its affiliates and clients, including business plans (both current and under development), data, trade secrets, financial information, costs, revenues, profits, methodologies, information concerning clients and potential clients, compilations, systems, technologies, computer programs, and all other information which ACS and its clients treat as confidential.  All Confidential Information obtained by Kozel in the course of providing the Services shall be deemed confidential and proprietary.  Kozel covenants and agrees that, during the Term and at all times thereafter, Kozel will not, except as may be required by applicable law, regulation, legal process, or the request of any regulatory or self-regulatory authority, (i) for any reason use for Kozel’s own benefit or the benefit of any person or entity with which Kozel may be associated, or disclose any Confidential Information to any person or entity, for any reason or purpose, without the prior written consent of ACS; or (ii) remove or cause to be removed from ACS’ office any Confidential Information or material relating thereto for purposes other than those for use in connection with Kozel’s Services.  Upon the expiration of the Term (including any renewal thereof), Kozel agrees to return to ACS all tangible embodiments of all Confidential Information in Kozel’s possession or control, nor will Kozel retain any copy or records of such Confidential Information, in hard copy or electronic form.

7. Miscellaneous.

A.

This Agreement shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of Colorado, without giving effect to its conflicts of laws provisions.

B.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. This Agreement may not be assigned by Kozel without the prior written consent of ACS.

C.

The terms of this Agreement cannot be modified, altered or changed, except in a writing signed by both parties.

D.

This Agreement supersedes all prior negotiations, agreements and understandings between ACS and Kozel with respect to the subject matter of this Agreement and constitutes the entire agreement between the parties hereto with respect to Mr. Kozel’s engagement.

E.

Any notice, request or instruction to be given under this Agreement by one party to the other party shall be in writing and delivered personally, with receipt thereof acknowledged, or sent by registered or certified mail, postage prepaid, to the following addresses, as applicable:

If to ACS:	Advance Cannabis Solutions, Inc. 4445 Northpark Drive, Suite 102 Colorado Springs, CO 80907 Attn: Robert L. Frichtel, President and CEO

If to Kozel:	Brian J. Kozel, CPA 124 Antler Way Evergreen CO 80439

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Advanced Cannabis Solutions, Inc

Dated: October 27, 2014	By:	/s/ Robert L. Frichtel
Robert L. Frichtel, President and
Chief Executive Officer

Dated: October 27, 2014	By:	/s/ Brian Kozel
Brian Kozel, CPA

3